UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

Ournett Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-192415	46-3545939
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

122 East 42nd Street, New York, NY 10168

(Address of principal executive offices)

(212) 986-1544

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Ournett Holdings, Inc. (the “Company”) has filed a Certificate of Amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada to accomplish the following actions effective as of November 21, 2016:

(1)	To reorganize the capital structure of the Company by increasing the authorized number of shares of common stock, $0.00001 par value per share, from one hundred million (100,000,000) shares to three hundred fifty million (350,000,000) shares of common stock, $0.015 par value per share (the “Post-Reorganization Common Stock” and such action, the “Capital Stock Reorganization”); and

(2)	To authorize, a Reverse Stock Split of all issued and outstanding shares of Post-Reorganization Common Stock on a 1-for-10 share basis (the “Reverse Stock Split”) to occur simultaneously with the effectiveness of the Capital Stock Reorganization.

The Company is currently waiting for FINRA to approve the trading of the new shares of Post-Reorganization Common Stock on a post Reverse Stock Split basis. Upon approval by FINRA, the Post-Reorganization Common Stock will trade on Reverse Stock Split-adjusted basis on OTCQB tier of the OTC Markets Group.

The information set forth herein is qualified in its entirety by the terms contained in the Certificate of Amendment, a copy of which is attached to this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ournett Holdings, Inc.

Dated: November 21, 2016	By:	/s/ Fernando Koatz
Name: Fernando Koatz
Title: Chief Financial Officer

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